Exhibit 99.1

TrueCar Reports First Quarter 2021 Financial Results

SANTA MONICA, Calif., May 6, 2021 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

The following financial results reflect continuing operations only:

•First quarter total revenue of $65.1 million, up 1.8% from the fourth quarter of 2020 and down (17.5)% from the first quarter of 2020.
•Loss from continuing operations of $(8.4) million, or $(0.09) per share, compared to loss from continuing operations of $(10.4) million, or $(0.10) per share, in the first quarter of 2020.
•First quarter Adjusted EBITDA(1) of $2.1 million, representing an Adjusted EBITDA margin(2) of 3.2%, compared to Adjusted EBITDA of $6.7 million, representing an Adjusted EBITDA margin of 8.5%, in the first quarter of 2020.
•$274.6 million of cash and cash equivalents on the balance sheet as of March 31, 2021.

Management Commentary
“Through the unwavering and tireless efforts of the entire TrueCar team, we reported another strong quarter in Q1,” said Mike Darrow, TrueCar’s President and Chief Executive Officer. “We ended Q1 above both guidance and consensus forecasts with revenue of $65.1 million and Adjusted EBITDA of $2.1 million."

(1)Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.
(2)Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

Key Operating Metrics

•Average monthly unique visitors(3) increased 18.4% to 9.2 million in the first quarter of 2021, up from 7.8 million in the first quarter of 2020.
•Units(4) were 165,858 in the first quarter of 2021, down (15.8)% year-over-year.
•Monetization(5) was $391 in the first quarter of 2021, flat year-over-year.
•Franchise dealer count(6) was 10,446 as of March 31, 2021, down from 10,589 as of December 31, 2020.
•Independent dealer count(7) was 3,702 as of March 31, 2021, down from 3,794 as of December 31, 2020.

Business Outlook

Our guidance for the quarter ending June 30, 2021 is as follows:

•Revenues are expected to be in the range of $65 million to $66 million.
•Adjusted EBITDA is expected to be above breakeven.(8)

(3)We define a monthly unique visitor as an individual who has visited our website, one of our landing pages on our affinity group marketing partner sites or our mobile application within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.
(4)We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners.
(5)We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.
(6)We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop.
(7)We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.
(8)We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation and impairments of right-of-use assets, each of which are reconciling items between GAAP net loss and Adjusted EBITDA and could significantly impact GAAP results.

Conference Call Information

Members of our management will host a conference call today, May 6, 2021, to discuss our first quarter 2021 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-888-428-7458 and international callers should dial 1-862-298-0702. A replay of the call may be accessed the same day from Thursday, May 6, 2021 until 7 p.m. Eastern Time on Thursday, May 13, 2021 by dialing 1-888-539-4649 (domestic) or 1-754-333-7735 (international) and entering replay PIN 155575. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.truecar.com. We have used, and intend to continue to use, our Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including our expectations regarding future revenue and Adjusted EBITDA. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment, other expense (income), impairment of lease right-of-use assets, and income taxes. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;
•Adjusted EBITDA does not reflect the legal, accounting, consulting and other third-party fees and costs that we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;
•Adjusted EBITDA does not reflect the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;
•Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and

•other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our nationwide network of Certified Dealers. We are building the industry's most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars — all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including AARP, Sam's Club and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with an office in Austin, Texas.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Contact:
investors@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$65,105	$78,917
Costs and operating expenses:
Cost of revenue	5,458	6,175
Sales and marketing	40,099	46,080
Technology and development	11,193	11,899
General and administrative	12,678	12,088
Depreciation and amortization	4,312	5,029
Goodwill impairment	—	8,264
Total costs and operating expenses	73,740	89,535
Loss from operations	(8,635)	(10,618)
Interest income	15	378
Other income	625	—
Loss from equity method investment	(329)	(382)
Loss from continuing operations before income taxes	(8,324)	(10,622)
Provision for (benefit from) income taxes	94	(232)
Loss from continuing operations	(8,418)	(10,390)
Loss from discontinued operations, net of taxes	—	(279)
Net loss	$(8,418)	$(10,669)
Loss per share, basic and diluted
Continuing operations	$(0.09)	$(0.10)
Discontinued operations	$0.00	$0.00

Weighted average common shares outstanding, basic and diluted	98,581	107,024

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$274,573	$273,314
Accounts receivable, net	28,308	32,923
Prepaid expenses	4,905	5,800
Other current assets	4,057	12,901
Total current assets	311,843	324,938
Property and equipment, net	20,626	21,421
Operating lease right-of-use assets	28,124	29,192
Goodwill	51,205	51,205
Intangible assets, net	6,188	6,600
Equity method investment	19,576	19,905
Other assets	4,709	4,800
Total assets	$442,271	$458,061
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,831	$13,198
Accrued employee expenses	4,549	6,506
Operating lease liabilities, current	4,847	4,771
Accrued expenses and other current liabilities	16,064	18,402
Total current liabilities	39,291	42,877
Deferred tax liabilities	57	40
Operating lease liabilities, net of current portion	30,645	31,974
Other liabilities	86	388
Total liabilities	70,079	75,279
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	736,118	738,290
Accumulated deficit	(363,936)	(355,518)
Total stockholders’ equity	372,192	382,782
Total liabilities and stockholders’ equity	$442,271	$458,061

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(8,418)	$(10,669)
Loss from discontinued operations, net of tax	—	279
Loss from continuing operations	(8,418)	(10,390)

Non-GAAP adjustments:
Interest income	(15)	(378)
Depreciation and amortization	4,312	5,029
Stock-based compensation	6,385	5,914
Share of net loss of equity method investment	329	382
Certain litigation costs (1)	—	(1,939)
Change in the fair value of contingent consideration	31	75
Goodwill impairment (2)	—	8,264
Other income (3)	(625)	—
Provision for (benefit from) income taxes	94	(232)
Adjusted EBITDA	$2,093	$6,725
_________________
(1)For the three months ended March 31, 2020, the excluded amount relates to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits, offset by a $2.0 million payment. The $2.0 million payment received from one of our insurance carriers reflects a settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis.
(2)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(3)Other income primarily consists of fees earned associated with the transition services agreement we entered into with J.D. Power in connection with our ALG divestiture.